Exhibit 5.1

                                                December 7, 2023

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

Paseo de los Tamarindos No. 90

Torre II

Piso 28

Col. Bosques de las Lomas

Alcaldía Cuajimalpa

05210, Ciudad de México, México

Ladies and Gentlemen:

We are acting as special Mexican counsel to Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Company”), in connection with the offering of American Depositary Shares (the “Offering” and the “ADSs”, respectively), evidenced by American Depositary Receipts, each ADS representing ten (10) common shares of the Company, with no par value (all such common shares of the Company, the “Common Shares”), under the registration statement, on Form F-1 (as amended by the registration filed in accordance with Rule 462(b) of the Securities Act (as defined below)), provided to us and as filed by the Company with the United States Securities and Exchange Commission (collectively, the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed below, we have examined copies of (i) the Company’s combined articles of incorporation and by-laws (estatutos sociales) in effect on the date hereof, (ii) the Registration Statement, (iii) the draft Deposit Agreement expected to be entered into in connection with the Offering, by and among the Company, Citibank, N.A., as depositary, and the holders and beneficial owners of ADSs, (iv) minutes of the ordinary and extraordinary general shareholders’ meeting of the Company held on March 30, 2023, and (v) such other documents and corporate records of the Company and such other instruments and other certificates of officers and representatives of the Company and such other persons, and have made investigations of law, as we have deemed relevant or appropriate in connection with the giving of this opinion.

We have assumed, without any independent investigation or verification of any kind, (i) the power and authority of each signatory to the documents we have reviewed, under all applicable laws, rules, regulations and their constitutive or similar documents, to enter into and perform their respective obligations thereunder, (ii) the genuineness of all signatures and the authenticity of all opinions, documents and papers submitted to us, and (iii) that copies of all opinions, documents and papers submitted to us, are complete and conform to the originals thereof.

As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company, and such other instruments or certificates of public officials, officers and representatives of the Company and such other persons, as we have deemed necessary or appropriate for the opinion expressed below.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.  All the outstanding Common Shares have been duly authorized and issued, and are fully paid and non-assessable.

2. The Common Shares underlying the ADSs that are the subject of the Offering, have been duly authorized and issued and, when the ADSs are delivered and paid for as set forth in the Registration Statement, such Common Shares will be fully paid and non-assessable.

3.  The statements in the Registration Statement under the caption “Taxation-Certain Mexican Federal Income Tax Considerations,” insofar as such statements constitute a summary of Mexican law, such statements fairly summarize Mexican law in all material respects.

We are qualified to practice law in Mexico.  We express no opinion as to any laws other than the laws of Mexico in effect on the date hereof, or as to any matters not expressly covered herein.

We consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the use of the name of our firm in the Registration Statement, under the caption “Legal Matters”.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Ritch, Mueller y Nicolau, S.C.

By /s/ Luis A. Nicolau
Luis A. Nicolau, a partner

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